DAVID H. REINMILLER
                                ATTORNEY AT LAW

                       4500 MAIN STREET * P.O. BOX 418210
                        KANSAS CITY, MISSOURI 64141-9210

                            TELEPHONE (816)340-4046
                            TELECOPIER (816)340-4964

                                 March 29, 1996

VIA EDGAR

Twentieth Century World Investors, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As counsel to Twentieth Century World Investors, Inc. (the "Corporation"), I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on March 29, 1996, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an officer of the Corporation and an officer of Twentieth Century Services, Inc. an affiliated corporation of Investors Research Corporation, the investment adviser of the Corporation.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 6.

                                 Very truly yours,

                                 /s/David H. Reinmiller
                                 David H. Reinmiller